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                                                                    Exhibit 10.7


                         TRANSITIONAL SERVICES AGREEMENT

        TRANSITIONAL SERVICES AGREEMENT, dated as of December 20, 2001 but effective as of the Effective Date (as defined below), by and among, MCGRATH RENTCORP, a California corporation ("McGrath"), and Robert P. McGrath (the "Executive").

        WHEREAS, McGrath and Tyco Acquisition Corp. 33, a Nevada corporation ("Acquisition"), have proposed to enter into an agreement and plan of merger dated as of the date hereof (the "Merger Agreement"), pursuant to which McGrath will merge (the "Merger") with and into Acquisition (references herein to the "Company" shall mean McGrath, prior to consummation of the Merger, and Acquisition, as successor to McGrath, following consummation of the Merger, as applicable).

        WHEREAS, the Executive has served as the Chief Executive Officer of the Company and performs services of a unique nature for the Company.

        WHEREAS, following the Merger, the Executive will no longer serve as the Chief Executive Officer of the Company, but the Company desires to retain and rely on the Executive for the performance of critical transitional services following the Merger, promoting continuity of management at the Company, assuring customers and other Company employees of stability at the Company and providing operational and strategic direction for the Company (the "Services").

        WHEREAS, as described in this Agreement, the Company has determined to offer the Executive certain benefits while the Executive is employed by the Company, to provide an incentive to encourage the Executive to remain in the employ of the Company so that the Company may receive his continued dedication and to assure the continued availability of the Executive's advice and counsel to the Company during the period immediately following the completion of the Merger.

        WHEREAS, as of the date hereof, the Executive and the Company have entered into a Confidentiality and Non-Competition Agreement (the
"Confidentiality Agreement"), and the Company has agreed to provide the Executive with the benefits set forth herein as part of the consideration for the Executive entering into the Confidentiality Agreement.

        WHEREAS, the Executive has agreed to continue to render services to the Company pursuant to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

        1. Definitions. The following terms shall have their respective meanings provided in this Section 1.

               1.1 "Affiliate" shall mean any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

               1.2 "Successors and Assigns" shall mean, with respect to the Company, a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

        2. Effective Date. The "Effective Date" of this Agreement shall be the date of the Effective Time under the Merger Agreement.

        3. Retention Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the date three (3) months after the Effective Date or such earlier period as may be determined by the Company (the "Retention Period").

        4. Terms of Employment.

               (a) Position and Duties.

               (1) During the Retention Period, the Executive shall provide the Services to the Company.

               (2) Excluding any periods of sick leave or vacation to which the Executive is entitled, the Executive agrees to devote reasonable and customary attention and time during the Retention Period to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement, however, for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

               (b)  Compensation.

               (1) Base Salary. During the Retention Period, the Executive shall receive a base salary payable at the same monthly rate as he was receiving immediately prior to the Effective Date. The base salary shall be payable at such intervals as the Company customarily makes its payroll payments.

               (2) Employee Benefits. During the Retention Period, the Executive shall be entitled to such employee benefits as are comparable in the aggregate to those provided to the Executive immediately prior to the Effective Date.

               (3) Retention Bonus. In consideration of the Executive's performing services pursuant to this Agreement, the Executive shall receive $1,000,000 (the "Retention Bonus") within 30 days after the expiration of the Retention Period; provided, however, that if (i) the Executive is unable to complete the Retention Period due to death or disability, or (ii) the Company terminates the Executive's employment during the Retention Period for any reason other than as the result of the

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Executive's commission or conviction of a felony or a guilty or nolo contendere plea by the Executive with respect thereto, the Retention Bonus shall be paid within 30 days after the date of such death or termination of employment due to disability.

        5. Termination of Employment.

               (a) COBRA Coverage. Upon the termination of the Executive's employment at the end of the Retention Period (or earlier if due to disability), the Executive may elect continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA Coverage") at no cost to the Executive.

               (b) Continued Health Coverage. Prior to the expiration the Executive's COBRA Coverage, the Company shall provide the Executive with assistance in selecting appropriate replacement medical and health insurance coverage and, to the extent that the coverage selected is comparable to the coverage provided under the Executive's COBRA Coverage, the Company shall pay the premiums for such coverage until the third anniversary of the Executive's termination of employment.

               (c) Computer Support. During the period ending on the third anniversary of the Executive's termination of employment, the Company's information services department shall provide support services to the Executive on the same basis as such support services are provided to employees of the Company.

               (d) No Other Severance. The payment of the Retention Bonus and the payments and benefits provided for in this Section 5 shall be in lieu of any other severance pay to which the Executive may be entitled under the Company' severance plan or any other plan, agreement or arrangement of the Company or any of its Affiliates.

        6. Right of Repayment. In the event that the Executive should violate the Confidentiality Agreement, the Executive shall, upon request of the Company repay to the Company the Retention Bonus paid pursuant to Section 4(b)(3).

        7. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below:

               If to the Company:   McGrath RentCorp.
                                    5700 Las Positas Road
                                    Livermore, CA 94550
                                    Attention: President

                                    and

                                    Tyco Acquisition Corp. 33
                                    c/o Tyco International (US) Inc.
                                    One Tyco Park
                                    Exeter, NH 03833
                                    Attention: President

                 If to Executive:   Robert  P. McGrath

                  with a copy to:

or at such other address as shall be indicated to either party in writing by like notice. Notice of change of address shall be effective only upon receipt.

        8. Nature of Rights. Except as provided in Section 5(d), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any Affiliate of the Company and for which the Executive may qualify, nor, except as explicitly provided herein, shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any Affiliate of the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any Affiliate of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

        9. Modification, Waiver; Remedies Cumulative. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.


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        10.   Successors; Binding Agreement.

        (a) This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of the Company and its Affiliates hereunder may be assigned to and enforced by the Company and its Affiliates; provided that no such assignment shall relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns. The Company shall require its Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

        (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

        (c) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the Affiliates of the Company are intended third-party beneficiaries of this Agreement.

        11.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California.

        12.Entire Agreement. Subject to the next sentence, this Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof, provided however, that this Agreement does not supercede the Confidentiality Agreement.

        13.Counterparts. This Agreement may be executed in counterparts, and by the different parties hereto in separate counterparts (by facsimile or original signature), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        14.WAIVER OF JURY TRIAL. EACH OF MCGRATH AND THE EXECUTIVE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        15. Termination. This Agreement shall terminate and be of no further force and effect if the Merger Agreement shall terminate without the Merger having been consummated.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                  MCGRATH RENTCORP



                                                  By:
                                                     --------------------------
                                                  Name:
                                                  Title:





                                                  -----------------------------
                                                  Robert P. McGrath